EXECUTION COPY




ARTICLES   SUPPLEMENTARY     .


SERIES EMANDATORY REDEEMABLE PREFERRED STOCK
SERIES FMANDATORY REDEEMABLE PREFERRED STOCK
SERIES G MANDATORY REDEEMABLE PREFERRED STOCK


      ClearBridge Energy MLP Fund Inc. (the "Company"), a Maryland corporation, certifies to the State Department of Assessments and Taxation of Maryland that

        FIRST: Under a power contained in Artfcle V of the charter of the Company (which, as restated, amended or supplemented from time to time, together with these Articles Supplementary, is referred to herein as the "Charter"), the Board of Directors by duly adopted resolutions classified and designated (i) 190 shares of authorized but unissued  Common Stock (as defined in the
Charter) as shares of a new series of Preferred Stock (as
defined below) designated as Series E Mandatory Redeemable* Preferred Stock, $.001 par value per share, liq uidation preference $100,000.00 per share, (ii) 300 shares of authorized but unissued Common Stock as shares of a new series of Preferred Stock designated as Series F Mandatory Redeemable Preferred
Stock, $.001 par value per share, liq uidation preference $100,000.00 per share and
(iii)	300 shares of authorized but unissued Common Stock as shares of a new series of Preferred Stock designated as Series G
Mandatory Redeemable Preferred Stock, $.001 par val ue per share, liquidation preference $100,000.00 per share, each with the following preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, which, upon any restatement of the Charter, shall become part of Article
V of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof.


MRP SHARES


DESIGNATION


      Preferred Stock: (i) 190 shares of Common Stock are classified and designated as Series E Mandatory Redeemable Preferred Stock, $.001 par value per share, liq uidation preference $100,000.00 per share (the "Series E MRP Shares" ),
(ii) 300 shares of Common Stock are classified and designated as Series F Mandatory Redeemable Preferred Stock, $.001 par val ue per share, liquidation preference $100,000.00 per share (the "Series F MRP Shares" ) and (iii) 300 shares of Common Stock are classified and designated as Series G Mandatory Redeemable Preferred Stock, $.001 par val ue per share, liquidation preference $100,000.00 per share (the "Series G MRP Shares, " and together with the Series E MRP Shares and the Series F MRP Shares, the "MRP Shares" ).



3792117.02.03.B.doc
4177267


663586-10 EYR


      The initial Dividend Period for the Series E. MRP Shares shall be the period from and including the Original Issue Date thereof to and including August 15, 2015. Each Series E MRP Share will have a dividend rate equal to 3.52% per annum. Each Series E MRP Share shall have such other preferences, rights, voting powers, restrictions, limitations as .to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law, as are set forth herein. The Series E MRP Shares shall constitute a
separate series of Preferred Stock.                       *

      The initial Dividend Period for the Series F MRP Shares shall be the period from and including the Original Issue Date thereof to and including August 15, 2015. Each Series F MRP Share will have a dividend rate equal to 4.16% per annum. Each Series FMRP Share shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those require by applicable law, as are set forth herein. The Series F MRP Shares shall constitute a separate series of Preferred Stock.

      The initial Dividend Period for the Series G MRP Shares shall be the period from and including the Original Issue Date thereof to and including August 15, 2015. Each Series G MRP Share will have a dividend rate equal to 4.26% per annum. Each Series
G MRP Share shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law, as are set forth herein. The Series G MRP Shares shall constitute a separate series of Preferred Stock.

      As used herein, capitalized terms not otherwise defined herein shall have the meanings provided in Section 12 hereof.

SECTION 1.	NUMBER OF SHARES; RANKING.

      (a)	(i) The number of authorized Series E MRP Shares is 190
shares, (ii) the number of authorized Series F MRP Shares is 300 shares and (iii) the number of authorized Series G MRP Shares is
300. shares.  No fractional MRP Shares shall.be issued .

      (b)	Any MRP Shares which at any time have been redeemed or
purchased by the Company shall , after redemption or purchase, be returned to the status of authorized but unissued Common Stock of the Company, until reclassified by the Board of Directors.

      (c)	The MRP Shares shall rank on a parity with shares of any
other class or series of Preferred Stock as to the payment of di vidends or interest to which the shares are entitled and the * distribution of assets upon dissol ution , liquidation or winding up of the affairs of the Company.

      (d)	No Holder of MRP Shares shall have, solely by reason
of being a Holder, any preemptive right, or, unless otherwise determined by the Board of Directors, other right to acq ui re, purchase or subscribe for any MRP Shares, Common Stock or other securities of the Company which it may hereafter issue or sell .


SECTIQN 2.	PIVIPENDS.

      (a)	The Holders of MRP Shares shall be entitled to receive
quarterly cumulative cash dividends, when, as and _if authorized by the Board of Directors and declared by the Company, out of funds legally available therefor, at the rate per annum equal to the Applicable Rate (or the Default Rate), and no more, payable on the respective dates determined as set forth in paragraph (b) of this Section 2. Dividends on Outstanding MRP Shares shall accumulate from the Original Issue Date.

      (b)	(i) Dividends shall be payable quarterly when, as and if
authorized by the Board of Directors and declared by the Company beginning . on the initial Dividend Payment Date, on MRP
Shares, and with respect to any Dividend Period thereafter on the first (1st) Business Day following each Quarterly Dividend
Date.

     (ii)	Except as otherwise set forth herein, the Company shall
pay an aggregate amount of federal funds or similar same-day funds, equal to the dividends to be paid to all Holders of such shares on such Dividend Payment Date in accordance with Section
14 of the Securities Purchase Agreement. The Company shall not be required to establish any reserves for the payment of dividends.

     (iii)	Each dividend on MRP Shares shall be paid on the
Dividend Payment Date therefor to the Holders as their names appear on the stock ledger or stock records of the Company at the close of business on the fifth (5th) day prior to 'the Quarterly Dividend Date (or if such day is not -* a Business Day, the next preceding Business Day). Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the share ledger or share records of the Company at the close of business on a date, not exceeding 5 days preceding the payment date thereof, as may be fixed by the Board of Directors. No interest will be payable in respect of any dividend payment or payments which may be in arrears.

      (c)	(i) So long as any series of the MRP Shares are rated
on any date no less than "A" by Fitch (and no less than an equivalent of such ratings by some Other Rating Agency), the dividend rate on such series of Outstanding MRP Shares (the
"Dividend Rate" ) shall be the Applicable Rate. If the lowest credit rating assigned on any date to any series of MRP Shares by Fitch or any Other Rating Agency is equal to one of the ratings set forth in the table below (or its equivalent by some Other
Rating Agency), the Di vidend Rate for such series of MRP
Shares shall be adjusted by adding the respective enhanced dividend amount (which shall not be cumulative) set opposite such rating (or the equivalent rating from any Other Rating
Agency) to the Applicable Rate.







FITCH


E
N
H
A
N
C
E
D

D
I
V
I
D
E
N
D
A
M
O
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T



"A-"	0.5%


"BBB+"
to
"BBB.,
"


2.0%


"BB+" or below	4.0%

      The Company shall, at all times, use its reasonable best efforts to cause at least one NRSRO to maintain a current rating on each series of the MRP Shares. If,notwithstanding the foregoing requirements of this Section 2(c)(i), no Rating Agency is rating a series of Outstanding MRP Shares, the Dividend Rate (so long as no such rating exists) on such series of Outstanding MRP Shares shall be equal to the Applicable Rate plus 4.0% unless the Dividend Rate is the Defaul t Rate, in whi.ch case the Dividend Rate shall remain the DefauJt Rate.

      (ii)	Subject to the cure provisions  below, a "Default
Period" will  commence on any Dividend Payment Date or any date on which the Company would be required to redeem any MRP  Shares
regardless   of   whether   any   of   the   conditions   of   the
Special   Proviso   in Section 3(a)(iv) were applicable, if the
Company either-fails to pay directly in accordance with Section 14 of the Securities Purchase Agreement or, in the case of clause
(B) below, fails to deposit irrevocably in trust in federal funds or similar funds, with the Paying Agent by 1:00 pm, * New York City*time, (A) the full amount of any dividend payable on the Dividend Payment Date (a "Dividend Default" ) or (B) the full amount of any redemption price payable with respect to any redemption required hereunder regardless of whether any of the conditions of the Special Proviso exists (the "Redemption Date" ) (a "Redemption Default," and together with a Dividend Default, is hereinafter referred to as "Default"). Subject
to  the   cure   provisions   of Section 2(c)(iii) below , a
Default Period with respect to a Dividend Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and any unpaid redemption price shall have been directly paid in accordance with Section 14 of the Securities Purchase Agreement. In the case of a Default, the Dividend Rate for each day during the Default Period will be equal to the Default Rate.

     '(iii) No Default Period with respect to a Dividend Default or Redemption Default (if such default is not solely due to the willful failure of the Company) shall be deemed to c'ommence if the amount of any di vidend or any redemption price due is paid in accordance with Section 14 of the Securities Purchase Agreement within three Business Days (the "Default Rate Cure Period" ) after the applicable Di vidend Payment Date or Redemption Date, together with an amount eq ual to the Default Rate applied to the amount of such non-payment based on the actual number of days within the Default Rate Cure Period divided by 360.

     (iv) The amount of di vidends per share payable on each Di vidend Payment Date of each Dividend Period shall be computed by multi plying the Applicable Rate (or the Default Rate) for such Dividend Period by a fraction, the n umerator of which shall be 90 and the denominator of which shall be 360, multi plying the amount so obtained by the liq uidation preference per MRP Share, and rounding the amount so obtained to the nearest cent. Di vidends payable on any MRP




Shares for any period of less than a foll quarterly Dividend Period, including in connection with the first Dividend Period or upon any redemption of such shares on any date other than on a Dividend Payment Date, shall be computed by multiplying the Applicable Rate (or the Default Rate) for such period by a fraction, the numerator of which shall be the actual number of days in such period and the denominator of which shall be 360, multiplying the amount so obtained by the liquidation preference per MRP Share, and rounding the amount so obtained to the nearest cent.

      (d)	Any dividend payment made on MRP Shares shall first be
credited against the earliest accumulated but unpaid dividends due with respect to such MRP Shares.

      (e)	For so long as the MRP Shares are Outstanding, except as
contemplated herein, the Company will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options,
warrants or rights to subscribe for or purchase, Common  Stock or other shares of capital  stock, if any, ranking junior  to the
MRP Shares as to dividends or upon liquidation) with' respect to
Common Stock or any other shares of the Company  ranking junior to or on a parity  with the MRP Shares as to dividends or upon liquidation, or call for redemption, redeem, purchase or
otherwise acquire for consideration any Common Stock or any other such junior shares (except by conversion into or exchange for shares of the Company ranking junior to the MRP Shares as to dividends and upon liquidation) or any such parity shares (except by conversion  into or exchange for shares of the Company
ranking junior  to or on  a parity  with  the MRP Shares as to dividends and upon  liquidation), unless
(1)	immediately after such transaction the MRP Shares Asset
Coverage would be achieved and the Company would satisfy the MRP
Shares Basic Maintenance Amount, (2) full cumulative dividends on the MRP Shares due on or prior to the date of the transaction have been declared and paid, and (3) the Company has redeemed the full number of MRP Shares required to be redeemed by any provision for mandatory redemption contained in Section 3(a)
(without regard to the provisions of the Special Proviso).

SECTION 3.      REDEMPI'ION .

      (a)	(i) The Company may, at its option , redeem in whole or in
part out of funds legally available therefor, all, or any part of the MRP Shares i n an amount not less than 5% of the MRP Shares then outstanding in the case of a partial redemption at any time and from time to time, upon not less than 20 days nor more than 40 days notice as provided below, at the sum of (A) the MRP
Liquidation Preference Amount (as defined herein) plus accumulated but unpaid dividends and distri butions on the MRP Shares (whether or not earned or declared by the Company , but excluding interest thereon), to, but excluding, the date fixed for redemption, pl us
(B) the Make-Whole Amount (which in no event shall be less than zero); provided , however, the Company may , at its option, redeem the Series E MRP Shares, the Series F MRP Shares or the Series G
MRP Shares separately within 60 days prior to the respective Term Redemption Dates of the series being so redeemed at the MRP Liq uidation Preference Amount plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Company, but excl udi ng interest thereon) to, but excl uding, the date fixed for redemption. Notwithstandi ng the foregoi ng, the Company shall not gi ve a notice of or effect any redemption pursuant to this Section 3(a)(i) unless (in the case of any partial redemption of MRP Shares), on the date on which the Company intends to give such notice and on the dte of redemption, the Company would satisfy the MRP Shares Basic Maintenance Amount and the MRP Shares Asset Coverage is greater than or equal to 225% immediately subsequent to such redemption, if such redemption were to occur on such date.

      (ii)	In addition to subparagraph (a)(i) of this Section, if
the MRP Shares Asset Coverage is greater than 225%, but less than or equal to 235%, for any five Business Days within a ten-Business Day period , determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination within the ten-Business Day period, the Company, upon not less than 12 days nor more than 40 days notice as provided below , may redeem the MRP Shares at the MRP Liquidation Preference
Amount pl us accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Company, but excluding interest thereon) to, but excluding, the date fixed for redemption, plus a redemption amount equal to 2% of the MRP Liquidation Preference Amount. The amount of MRP Shares that may be redeemed under this provision shall not exceed an amount of MRP Shares which results in a MRP Shares Asset Coverage of more than 250%. pro forma for such redemption, determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

     (iii)	If the  Company  fails  to  maintain   (1) the  MRP  Shares
Asset  Coverage  as  of  the  last day  of  any  month  or  (2) the
MRP  Shares  Basic  Maintenance  Amount  as  of  any  Valuation  Date
(any  such  day,  a   "Asset  Coverage  Cure  Date" ),  the  Company
shall,  subject  to  Section  3(a)(iv), redeem   the   MRP   Shares   at
the   MRP   Liquidation    Preference   Amount   plus   accumulated   but
unpaid  dividends  and  distributions  thereon  (whether  or  not
earned  or  declared  by  the  Company, but    excluding    interest
thereon)   to,   but    excluding,   the   date   fixed   for
redemption,    plus    a redemption   amount  equal  to   1%  of  the
MRP  Liquidation   Preference  Amount.    The  number  of MRP  Shares
to  be  redeemed   in  such  circumstances   will   be  equal  to  the
product   of   (A) the quotient   of   the   number   of   Outstanding
MRP   Shares   di vided   by   the   aggregate   number   of  *
outstanding  Preferred   Stock  of  the  Company   (including  the  MRP
Shares)  which   have  an  asset coverage   test   greater   than   or
equal   to  225%   times   (B) the  minimum   number   of   outstanding
Preferred   Stock  of  the  Company   (including  the  MRP. Shares)  the
redemption   of  which  would result   in   the   Company   satisfying
the   MRP   Shares   Asset   Coverage   and   MRP   Shares   Basic
Maintenance   Amount  as  of  a  date  that  is  no  more  than  30
days  after  an  Asset  Coverage  Cure Date   (the    "Cure  Date" )
(provided   that,   if   there   is   no   such   number   of   MRP
Shares   the redemption   of   which   would   have   such  result,  the
Company   shall,  subject  to  Section 3(a)(iv), redeem   all   MRP
Shares   then   Outstanding).	Notwithstanding    the   foregoing,
if   the   Company satisfies  the  MRP  Shares  Asset  Coverage  and
MRP Share.s Basic Maintenance Amount as of the Cure Date before taking into account any redemptions of Preferred Stock, the
Company  shall  not  be  obligated  to  redeem  any  Preferred   Stock
under  this  Section  3(a)(iii).    The  asset  coverage  in respect  of
the MRP Shares provided for in this Section 3(a)(iii) shall be determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next precedi ng the time of such determination.

     (iv)	In determining the MRP Shares to be redeemed in
accordance with the foregoing Section 3(a), the Company shall allocate the number of shares to be redeemed pursuant to this .


Section 3 pro iata among the Holders of MRP Shares in proportion to the number of shares they hold, provided , that in the event of any redemption of a series of MRP Shares pursuant to the
proviso in the first sentence of Section 3(a)(i), such redemption
shall be pro-rata with respect to the series being redeemed.	The
Company	shall   effect  any   redemption   pursuant   to
subparagraph (a)(iii) of this Section 3 no later than 40
calendar days after the Asset Coverage Cure Date (the "Mandatory Redemption Date" ), provided, that if the Company (1) does not have funds legally available for the redemption of, or (2) is not permitted under any of the Credit Agreement, any agreement or instrument consented to by the holders of a 1940 Act- Majority of the Outstanding Preferred Stock pursuant to Section 4(f)(iii) or the note 'purchase agreements or indentures relating to the CEM
Notes to redeem, or (3) is not otherwise legally permitted  to redeem, the number of MRP Shares which would be required to be redeemed by the Company under subparagraph (a)(iii) of this
Section 3 if sufficient funds were available, together  with shares of other Preferred Stock which are subject to mandatory redemption under provisions similar to those contained in this
Section 3 (the foregoing provisions of clauses (1), (2) and (3) of this proviso being referred to as the "Special Proviso" ), the
Company shall redeem those MRP Shares, and other Preferred Stock which it was unable to redeem, on the earliest practicable date on which the Company will have such funds available and is otherwise not prohibited from redeeming pursuant to the Credit Agreement, such agreement or instrument consented to by the holders of a 1940 Act Majority of the Outstanding Preferred
Stock pursuant to Section 4(f)(iii) or the note purchase
agreements relating to the CEM Notes or other applicable laws, upon notice * pursuant to Section 3(b) to record owners of the
MRP Shares to be redeemed and the Paying Agent.   At the
Company's election, the Company  either will  make a direct
payment  to the Holders of the MRP Shares or deposit with the
Paying Agent funds sufficient to redeem the specified	number	of
	MRP	Shares	with	respect	to	a	redemption
	required	under subparagraph (a)(iii) of this Section 3,
by  1:00 p.m., New York City time, on or prior to the Mandatory
Redemption Date.

      (v)	The Company shall redeem all Outstanding Series E MRP
Shares, Series F MRP Shares and Series G MRP Shares on the
respective Term Redemption Dates at the MRP Liquidation
Preference Amount plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Company, but excluding interest theron), to, but excludi ng, the respective Term Redemption Dates.
(b)	In the event of a redemption pursuant to Section 3(a), the
Company will file a notice
.. of its intention to redeem with the Commission under Rule 23c-
2 under the 1940 Act or any successor provision to the extent applicable. In addition, the. Company shall deliver a notice of redemption (the "Notice of Redeirtption ") containing the information set forth below to the Paying Agent and the Holders of MRP Shares to be redeemed not less than 20 days (in the case of Section 3(a)(i)), 12 days (in the case of Section 3(a)(ii)), or 3 Business Days (in the case of Section 3(a)(iii)) and not more than 40 days prior to the applicable redemption date.
Subject to the provisions of the S.ecurities Purchase Agreement regarding notices to the Holders, the Notice of Redemption will be addressed to the Holders of MRP Shares at their addresses appearing on the stock records of the Company. Such Notice of Redemption , will set forth (1) the date fixed for redemption, (2) the number and identity of MRP Shares to be redeemed , (3) the redemption price (specifying the amount of accumulated di vidends to be incl uded therein and the amount of the Make-Whole Amount, if any, or redemption premium, if any), (4) that di vidends on the


'-=---
--	- --=--**-'* --
*--* * ******-
shares to be redeemed will cease to accumulate on such date fixed for redemption (so long as redeemed), and (5) the provision of these terms *of the MRP Shares under which redemption shall be made. No defect in the Notice of Redemption or in the transmittal or ml,l.iling thereof will affect the validity of the redemption proceedings, except as required by applicable law.

      (c)	Notwithstanding the provisions of paragraph (a) of this
Section 3, but subject to Section S(b), no MRP Shares may be redeeme_d unless all dividends in arrears on the Outstanding MRP
Shares and all shares of capital stock of the Company ranking on a parity with the MRP Shares with respect to payment of dividends or upon liquidation have been or are being contemporaneously paid or set aside for payment; provided, however, that the foregoing shall not prevent the purchase or acquisition by the Company of all Outstanding MRP Shares pursuant to the successful completion of an otherwise lawful purchase, tender or exchange offer made on the same terms to, and accepted by, Holders of all Outstanding
MRP Shares.

      (d)	Upon payment in accordance with Section 14 of the
Securities Purchase Agreement on or prior to the date fixed for redemption and the giving of the Notice of Redemption to the Paying Agent and the Holders of the MRP Shares under paragraph (b)  of  this  Section 3, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be Outstanding for any purpose (including, without limitation, for purposes of calculating whether the Company has maintained the MRP Shares Asset Coverage or met the MRP Shares Basic Maintenance Amount), and all rights of the
Holder of the shares so called for redemption shall cease and terminate, except the right of such Holder to receive the redemption  price specified  herein, but without  any interest
or other additional  amount.   To the extent that the purchase
price required to effect such redemption is paid pursuant to Section 14.3 of the Securities Purchase Agreement, such redemption price sha1l be paid by the Paying Agent to the Holders and, upon written request, the Company shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent in excess of
(1) the aggregate redemption price of the MRP Shares called for redemption on such date and (2) such other amounts, if any, to which Holders of MRP Shares called for redemption may be
entitled.   Notwithstanding  any  provision  of  the  Securities
Purchase Agreement, any funds so deposited that are unclaimed at the end of two years from such redemption date shall , to the extent permitted by law; be paid to the Company upon its written request, after which time the Holders so called for redemption may look only to the Company for payment of the redemption price and all other amounts, if any, to which they may be entitled.

      (e)	To the extent that any redemption for which a Notice of
Redemption has been given is not made by reason of the Special
Proviso, such redemption shall be made as soon as practicable to the extent such funds become legally available or such
redemption- is no longer otherwise prohibited . Failure tQ redeem
MRP Shares shall be deemed to exist when the Company shall have failed , for any reason whatsoever, to pay in accordance with
Section 14 of
*	the Securities Purchase Agreement the redemption price with
respect to any shares for which such Notice of Redemption has been given in accordance with Sections 3(a) and 3(b) hereof.
Notwithstanding the fact that the Company may not have redeemed
MRP Shares for which a Notice of Redemption has been gi ven, dividends may be declared and paid on MRP Shares and shaJJ incl ude those MRP Shares for which Notice of Redemption has been gi ven but for which deposit of funds has not been made.


      (f) All monies paid to the Paying Agent pursuant to Section 14 of the Securities Purchase Agreement for payment of the redemption price of MRP Shares called for redemption shall be held in trust by the Paying Agent for the benefit of Holders of MRP Shares to be redeemed.

      (g)	Except for the provisions described above, nothing
contained in these terms of the MRP Shares limits any right of the Company to purchase or otherwise acquire any MRP Shares
*	at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, (1) there is no arrearage in the payment of dividends on, or the mandatory or optional redemption price with respect to, any MRP Shares for which Notice of Redemption has been given, (2) the Company is in compliance with the MRP Shares Asset Coverage and MRP Shares
Basic Maintenance Amount after giving effect to such purchase or acquisition on the date thereof and (3) an offer to purchase or otherwise acquiry any MRP Shares is made by the Company pro rata to the Holders of all of the MRP Shares at the time outstanding upon the same terms and conditions with respect to MRP Shares.
If fewer than all the Outstanding MRP Shares are redeemed or otherwise acquired by the Company, the Company shall give notice of such transaction to the Paying Agent to the extent that the purchase price required to effect such redemption is paid pursuant to Section 14.3 of the Securities Purchase Agreement, in accordap.ce with the procedures agreed pon by the Board of Directors.

     (h)	In the case of any redemption pursuant to this Section
3, only whole MRP Shares shall be redeemed , and in the event that any provision of the Charter would require redemption of a fractional share, the Company or the Paying Agent, as applicable shall be authorized to round up so that only whole shares are redeemed.

SECTION 4.         VOTING- RIGHTS.

      (a)	Except for matters which do not require the vote of
Holders of MRP Shares under the 1940 Act and except as otherwise provided in the Charter or Bylaws, herein or as otherwise required by applicable law , (1) each Holder of MRP Shares shall be entitled to one vote for each MRP Share held on each matter submitted to a vote of stockholders of the Company, and (2) the holders of Outstanding Preferred Stock and Common Stock shall vote together as a single class on all matters submitted to stockholders; provided , however, that the holders of Outstanding Preferred Stock shall be entitled, as a class, to the exclusion of the holders of shares of all other classes of stock of the Company, to elect two Directors of the Company at all times. Subject to
.. the foregoing ri ghts of the Holders of the MRP Shares, the identity and class (if the Board of Directors is then classified) of the nominees for .such Directors may be fixed by the Board of Directors. Subject to paragraph (b) of this Section
4, the holders of Outstanding Common Stock and Preferred Stock, voting together as a single class, shall elect the balance of the Directors.

      (b)	During any period in which any one or more of the
conditions described below shall exist (such period being referred to herein as a "Voting Period" ), the number of Directors constituti ng the Board of Di rectors shall automatically increase by the smallest n umber that, when added to the two Di rectors elected excl usi vely by the holders of Preferred Stock would constitute a majority of the Board of Directors as so increased by such smallest n umber; and the holders of Preferred Stock shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of ail other securities and classes of shares of the Company), to elect such smallest number of additional Directors, together with the two Directors that such holders are in any event enti.tled to elect. A Voting Period shall commence:

       (i)	if at the close of business on any Dividend
Payment Date accumulated dividends (whether or not earned or decled) on Preferred Stock equal to at least two full years' dividends shall be due and unpaid; or

       (ii)	if at any time holders of any Preferred Stock are
entitled under the 1940 Act to elect a majority of the Directors of the Company.

If a Voting Period has commericed pursuant to Section 4(b)(i), the Voting Period shall not end until all such accumulated dividends are paid to the holders of Preferred Stock or have been otherwise*provided for in a manner approved by the affirmative vote of a majoriy of alJ votes cast by the holders of the Preferred Stock, voting as a class on a one-vote-per-share basis. Upon the termination of a Voting Period , the voting rights described in this paragraph (b) of Section 4 shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Stock upon the further occurrence of any of the events described in this paragraph (b) of Section 4.

      (c} As soon as practicable after the accrual of any right of the holders of Preferred Stock to elect additional Directors as described in paragraph (b) of this Section 4, the Company shall call a special meeting of such holders, and mail a notice of such special meeting to such holders, such meeting to be held not Jess than 10 nor more than 30 calendar days after the date of mailing of such notice. If the Company fails to send such notice or if a special meeting is not called at the expense of the Company, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business. on the fifth Business Day preceding the day on which such notice is mailed . At any such special meeting and at each meeting of holders of Preferred Stock held during a Voting
Period at which Directors are to be elected , a majority of all votes cast by such holders, voting as a separate class (to the exclusion of the holders of all other securities and classes of capital stock of the Company), shall be entitled to elect the number of Directors prescri bed in paragraph (b) of this Section 4 on a one-vote-per-share basis.

      (d)	The terms of office of all persons who are Directors of
the Company at the ti me of a special meeting of Holc!ers of the MRP Shares and holders of other Preferred Stock to elect
Directors shall continue, notwithstanding the election at such meeting by the Holders of the MRP Shares and such holders of other Preferred Stock of the number of Directors that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent Directors elected by such holders and the remaining incumbent Directors, shall constitute the d uly elected Di rectors of the Company.

      (e)	Simultaneously with the termi nation of a Voting Period
, the terms of office of the additional Directors elected by the Holders of the MRP Shares and holders of other Preferred Stock pursuant to paragraph (b) of this Section 4 shall terminate, the n umber of Di rectors constituting the Board of Directors shall decrease accordingly, the remaining Directors .shall constitute. th.e Directors of the Company and the voting rights of such holders to elect additional Directors pursuant to paragraph (b) of this Section 4 shall cease, subjectto the provisions of the last sentence of paragraph
(b) of this Section 4.

      (f)	So long as any of the MRP Shares are Outstanding; the
Company will not, without the affirmative vote of the holders of a majority of the outstanding Preferred St<?ck determined with reference to a "majority of outstanding voting securities" as that term is defined in Section 2(a)(42) of the l940 Act (a
"1940 Act Majority_" ), voting as a separate class:

       (i)	amend, alter or repeal (including by merger,
consolidation or otherwise) any of the preferences, rights or powers of such class of Preferred Stock so as to adversely affect such preferences, rights or powers and will not amend any provision of the Charter or Bylaws in a manner *which would restrict or limit the ability of the Company to comply with the terms and provisions of the Securities Purchase Agreement;

       (ii)	amend alter or repeal (including by merger,
consolidation or otherwise) any of the provisions of the Charter or Bylaws if such amendment, alteration or repeal would adversely affect any privilege, preference, right or power of the MRP Shares or the Holders thereof;

      (iii)	enter into, become a party to, be bound by or
adopt or allow to exist any agreement or instrument or any evidence of indebtedness which contains restrictive covenants intended to limit the right of the Company to make dividends, distributions, redemptions or repurchases of Preferred Stock (each a "Restricted Payment Covenant" ) which are more restrictive than the most restrictive of the provisions of Sections 10.4() or (c) of the Note Purchase Agreement dated as of July 12, 2012 of the Company, Sections 10.4(b) or (c) of the Note Purchase Agreement dated as of June 6, 2013 of the Company, Sections 10.4(b) or (c) of the Note Purchase Agreement dated as of April 30, 2014 of the Company, Sections J0.4(b) or (c) of the Note Purchase
Agreement dated as of June 11, 2015 of the Company, or
Section 5.13 of the Credit Agreement, in each case, as each such Note Purchase Agreement and c;redit Agreement is in effect on June 11, 2015 other than Restricted Payment
Covenants that are more restricti ve as a resul t of .
(1) a change in the laws or regulations or the Rating Agency Guidelines to which the Company .is subject or (2) dividends, distributions, redemptions or repurchases of Preferred Stock bejng blocked or restricted as a result of the occurrence of any default or event of default (as such terms are defined under any such agreement or i nstrument). For the avoidance of doubt, an amendment to, or adoption of , a covenant (other than a Restricted Payment Covenant) in any i nstrument or agreement evidencing indebtedness
.. of the Company (including, without limitation , the Note Purchase Agreement dated as of Jul y 12, 2012 of the Company, the Note Purchase Agreement dated as of June 6,
2013 of the Company, the Note Purchase Agreement dated as of April 30, 2014 of the Company , the Note Purchase Agreement dated ,as of June 11, 2015 of the Company, and the Credit Agreement) shall not require the affirmati ve vote of a 1940 Act Majority of the holders of the Preferred Stock pursuant to this Section 4(f)(iii);


      (iv)	create, authorize or issue shares of any class of
capital stock ranking on a parity with the Preferred Stock with respect to the payment of di vidends or the distribution of assets, or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, uch shares of capital stock ranking on a parity with the Preferred Stock or reclassify any authorized shares of capital stock of the Company into any shares ranking on a parity with the Preferred Stock
(except that, notwithstanding the foregoing, ther Board of Directors, without the vote or consent of the holders of the Preferred Stock may from time to time authorize, create and classify, and the Company, to the extent permitted by the 1940 Act, may from time to time issue, shares or series of Preferred Stock, including other series of Mandatory
Redeemable Preferred Stock, ranking on a parity with the MRP Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company ( "Parity Shares"
), and may authorize, reclassify and/or issue any additional
MRP Shares, including shares previously purchased or redeemed by the Company, subject to (i) upon issuance the Company meeting the MRP Shares Asset Coverage and the MRP
Shares Basic Maintenance Amount, (ii) continuing compliance by the Company with MRP Shares Asset Coverage requirement and MRP Shares Basic Maintenance Amount and, in all material respects, the other provisions of these Articles Supplementary, (iii) the payment in full of all accrued and unpaid dividends on the MRP
* Shares and the effectuation of all redemptions required in respect of the MRP Shares, in each case, without regard to the Special Proviso in Section 3(a)(iv) except to the extent the proceeds of the issuance of such Preferred Stock are used to pay such dividends in full and to effect all such redemptions) and (iv) in the event the holders of such shares of Preferred Stock or other Parity Shares have the benefit of any rights substantially similar to Sections
2(e), 3(a)(iii), 4(f)(iv) or 4(1) which are additional to or more beneficial than the rights of the Holders of the MRP Shares under such sections, these* Articles
Supplementary shall be1deemed to included such additional or more beneficial rights for the benefit of the Holders of the MRP Shares (such rights incorporated herei n shall be terminated when and if terminated with respect to such other Preferred Stock and such other Parity Shares and shall be deemed amended or modified concurrently with any amendment or modification of such other Preferred Stock and such other Parity Shares but, in no event, shall any such termination, amendment or modification affect the remaining rights of the Holders of the MRP Shares);

(v)	liquidate or dissolve the Company;

      (vi)	create, incur or suffer to exist, or agree to
create, incur or suffer to exist, or consent to cause or permit in the future {upon the happening of .a contingency or otherwise) the creation, incurrence or existence of any material lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any kind upon any of the Company's assets as a w hole, except *
(A) liens the validity of which are being contested in good faith by appropriate proceedi ngs, (B) liens for taxes that are not then due and paya ble or that can be paid thereafter without penalty ' . (C) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any i ndebtedness senior to the MRP Shares or arising in connection with any futures contracts or options thereon , interest rate swap or cap transactions, forward rate transactions, put or call options, short sales of securities or other similar transactions, (D) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness permitted under clause (vii) below and (E) liens to secure payment for services rendered, including, without limitation, services rendered by the Company's custodian and the Paying Agent;

      (vii)	create, authorize, issue, incur or suffer to
exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness, except the Company may borrow, issue and suffer to exist indebtedness as may be permitted by the Company's investment restrictions or as may be permitted by the 1940 Act; provided , however, that transfers of assets by the Company subject to an obligation to repurchase shall not be deemed to be indebtedness for purposes of this provision to the extent that after any such transaction the Company meets the MRP Shares Basic Maintenance Amount; or

     (viii)	create, authorize or issue of any shares of
capital stock of the Company which are senior to the MRP
Shares with respect to the payment of dividends, the making of redemptions, liquidation preference or the distribution of assets of the Company.

      (g)	The affirmative vote of the holders of a 1940 Act
Majority of the Outstanding Preferred Stock, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders of the Company under Section 13(a) of the 1940 Act.

      (h)	The affirmative vote of the holders of a 1940 Act
Majority of the MRP Shares, voting separately as a series, shall be required with respect to any matter that materially and adversely affects the rights, preferences, or powers of the MRP Shares in a manner different from that of other separate series of classes of the Company's shares of capital stock. The vote of holders of any shares described in this Section 4(h) will in each case be in addition to a separate vote of the requisite percentage of Common Stock arid/or Preferred Stock, if any, necessary to authorize the action in question.

       (i)	Unless otherwise required by law , Holders of MRP Shares
shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of MRP Shares shall have no rights to cumulative voting.

      U) The foregoing voting provisions will not apply with respect to the MRP Shares if, at or prior to the time when a vote is required , such shares have been (i) redeemed or (ii) called for redemption and sufficient funds shall have been deposited in trust to effect such redemption. *

      (k)	Any vote, amendment, wai ver, or consent granted or to be
effected by any Holder of MRP Shares that has agreed to transfer such MRP Shares to the Company or any Affil iate of the Company and has agreed to provide such waiver, vote, amendment or modification as a condition to such transfer shall be void and of no effect except as to such Holder.


      (I)	So long as any of the shares of Preferred Stock are
Outstanding, the Company will not, without the affirmative vote of (1) the holders of a 1940 Act Majority of the outstanding Preferred Stock, voting as a separate class, and (2) the holders of a 1940 Act Majority of the Holders of MRP Shares, voting as a separate series, create, authorize or issue shares of any class of capital stock ranking senior to the Preferred Stock with respect to the payment of dividends or the distribution of assets, or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, such shares of capital stock ranking senior to the Preferred Stock or reclassify any authorized shares of capital stock of th . Company into any shares ranking senior to the Preferred Stock.

SECTION 5.        LIQUIDATION RIGHTS.

      (a)	Upon the_ dissolution, liquidation or winding up of the
affairs of the Company, whether voluntary or involuntary, the Holders of MRP Shares then Outstanding, together with holders of shares of any Preferred Stock ranking on a parity with the MRP
Shares upon dissolution, liquidation or winding up, shall be entitled to receive and to be paid out of the assets of the Company (or the proceeds thereof) available for distribution to its stockholders after satisfaction of claims of creditors of the Company, but before any distribution or payment shall be made in respect of the Common Stock, an amount equal to the liquidation preference with respect to such shares. The liquidation preference for MRP Shares shall be $100,000.00 per share, plus an amount equal to all accumulated dividends thereon (whether or not earned or declared but without interest) to the date payment of such distri bution is made in full or a sum sufficient for the payment thereof is set apart with the Paying Agent. No redemption premium shall be paid upon any liquidation even if such redemption premium would be paid upon optional or mandatory redemption of the relevant shares. In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend , redemption or otherwise, is permitted under the Maryland General Corporation Law (the "MGCL" ), amounts that would be needed; if the Company were to be dissolved at the time of distribution, to satisfy the liq uidation preference of the MRP Shares will not be added to the Company's total liabilities.

     (b)	If, upon any liquidation, dissolution or winding up of
the affairs of the Company, whether voluntary or involuntary, the assets of the Company available for distribution among the holders of all outstanding Preferred Stock shall be insufficient to permit the payment in full to holders of the amounts to which they are entitled, then the available assets shall be distributed among the holders of all outstanding Preferred Stock ratably in any distri bution of assets according to the respective amounts which would be payable on all the shares if all amounts thereon were paid in full.

      (c)	Upon the dissolution, liquidation or winding up of the
affairs of the Company, whether voluntary or invol untary, until payment in full is made to the Holders of MRP Shares of the liquidation distribution to which they are entitled , (1) no dividend or other distribution shall be made to the holders of Common Stock or any other cJass of shares of capital stock of the Company ranking junior to MRP Shares upon dissol ution, liq uidation or windi ng u p and (2) no purchase, redemption or other acq uisition for any consideration by the Company shall be made in respect of the Common Stock or any other class of shares of capital stock of the Company ranking junior to MRP Shares upon dissol ution, liquidation or windi ng up.


      (d)	A , consolidation,   reorganization    or   merger    of   the
Company   with    or   into . any
*	company, trust or other legal entity, or a sale, lease or
exchange of all or substantially all of the assets of the Company in consideration for the issuance of equity securities of another company, trust of other legal entity shall not be deemed to be a liquidation, dissolution or winding up, whether voluntary or involuntary, for the purposes of this Section 5.

      (e)	After the payment to the holders of Preferred Stock of
the full preferential amounts provided for in this Section 5, the holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

      (t) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with MRP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company, after payment shall have been made in full to the Holders of the MRP Shares as provided in paragraph (a) of this
Section 5, but not prior thereto, any other series or class or Classes of stock ranking junior to MRP Shares with respect to the distribution of assets upon dissolution , liquidation or winding up of the affairs of the Company shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed , and the Holders of the MRP Shares shall not be entitled to share therein.

SECTION 6.         CERTAIN 0rHER REsTRICTIONS.

      If the Rating Agency Guidelines require the Company to receive a prior written confirmation that certain actions would not impair the rating then assigned by the Rating Agency to the MRP Shares, then the Company will not engage in such actions unless it has received written confirmation from each such Rating Agency that such actions would not impair the rating then assigned by such Rating Agency.

SECTION 7.         COMPLIANCE PROCEDURES FOR ASSEf MAINTENANCE TESTS.

      For so long as any MRP Shares are Outstanding and Fitch or any Other Rating Agency which so requires is then rating such shares, the Company shall deliver to each rating agency which is then rating MRP Shares and any other party specified in the Rating Agency Guidelines all certificates that are set forth in the respective Rating Agency Guidelines at such times and containing such information as set forth in the respecti ve Rati ng Agency Guidelines.

SECTION 8.         NOTICE.

      All notices and communications provided for hereunder shall be in accordance with Section 18 of the Securities Purchase Agreement, except as otherwise provided in these terms of the MRP Shares or by the MGCL for notices of stockholders' meetings.


SECTION 9.	WAIVER.

      Without limiting Section 4(k) and Section 4(1) above, to the extent permitted by Maryland law, holders of a 1940 Act Majority of the outstanding MRP Shares, may by affirmative vote waive any provision hereof intended for their respecti ve benefit in accordance with such procedures as may from time to time be established by the Board of Director .

SECTION 10.	TERMINATION.

     If no MRP Shares of a particular series are Outstanding, all rights and preferences of such shares of such series established and designated hereunder shall cease and terminate, and all obligations of the Company under these terms of the MRP Shares, shall terminate as to such series of MRP Shares.

SECTION  11.	RATING AGENCY REQUESTS.

      (a)	In the event the Company has been requested by an NRSRO
which is then rating any series of the MRP _Shares to take any action with respect to such series of MRP Shares to maintain the rating of such NRSRO thereon and such action would require the vote of the Holders of such series of MRP Shares, if the Company shall give written notice of such request
*	in reasonable detail of such action by the related NRSRO in
writing to each Holder of su,ch series . of MRP Shares in accordance with the requirements of Schedule A to the Securities
Purchase Agreement, (but only by *delivery by nationally recognized courier service of hard . copies and only if such "courier" receives written acknowledgement of receipt by such Holder) (such notice being referred to as the "Company Request"
), a Holder shall be deemed to have agreed to the matters requested by the Company in such Company Request if such Holder does not object to the Company Request within 30 days after receipt of the Company Request.

      (b)	Subject to the provisions of these terms of the MRP
Shares, including Section l l(a), the Board of Directors may, by resolution duly adopted, without stockholder approval (except as otherwise provided by these terms of the MRP Shares or required by applicable law), modify these terms of the MRP Shares to
reflect any modification hereto which the Board of Directors is entitled to adopt pursuant to the terms of Section l l (a) hereof
..

SECTION 12.	DEFINITIONS.

      As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meani ngs when used in the pl ural and vice versa), .. unless the context otherwise req uires:

       "Affiliate" means, at any time, and with respect to any Person, any other Person that at such tim:e directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with , such first Person. As*used iri this definition, "Control" means the possession, directly or.. indirectly , of the power to direct or cause the direction of the management and policies of a Person , whether through the ownershi p of voting securities, by contract or otherwise. * Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

       "Agency Discounted Value" means the quotient of the Market Value of an Eligible Asset divided by the applicable Rating Agency Discount Factor, provided that with respect to an Eligible Asset that is currently callable, Agency Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Agency Discounted Value will be equal to the quotient as calculated above or the par value, whichever is lower.

"Applicable Rate"  means (i) the Series E Applicable Rate
for the Series E MRP Shares,
(ii)	the Series F Applicable Rate for the Series F MRP Shares and
(iii) the Series G Applicable Rate for the Series G MRP Shares, each per annum, as adjusted (if applicable) in accordance with
Section 2(c)(i) hereof.

"Asset Coverage Cure Date" has the meaning set forth in
Section 3(a)(iii).

       "Board of Directors" or "Board" means the Board of Directors of the Company or any duly authorized committee thereof as permitted by applicable law.

       "Business Day" means (a) for the purposes of an optional redemption pursuant to Section 3(a)(i) only, any day other than a Saturday, a Sunday or a. day on which commercial banks in New York City are required or authorized to be closed , and (b) for the purposes of any other provision of these Articles Supplementary , any day other than a Saturday, a Sunday, a day on which commercial banks in New York, New York are required or authorized to be closed or any day on which the New York Stock Exchange is closed for trading.

       "CEM Notes" shall mean the $542,000,000 in principal amount of the Company's currently outstanding floating and fixed rate senior secured notes and any additional series of such notes which may be issued from time to time by the Company.

"Commission" means the United States Securities and Echange
Commission.

       "Common Stock" means the shares of Common Stock, par value
$.001 per share, of the Company.

       "Credit Agreement" means that certain Credit Agreement dated as of July 12, 2012 among the Company , State Street Bank and
Trust Company, the other lending institutions party thereto and State Street Bank and Trust Company, as ad ministrative agent for the financial institutions party thereto, as amended by Amendment No. I * and Waiver No. 1 to Loan Documents dated as of June 6, 2013, as further amended by Amendment No. 2 to Credit Agreement dated as of July II , 2013, as further amended by Amendment No. 3 to Credit Agreement dated as of February 14,
2014, as further amended by Amendment No. 4 to Credit Agreement dated as of J uly 10, 2014, as further amended by Amendment No.
5 to Credit Agreement dated as of January 8, 2015, as further am.ended by Amend ment No. 6 to Credit


Agreement dated as of June 11, 2015, and as further amended, modified, supplemented, replaced or refinanced from time to time.

"Cure Date" has the meaning set forth in
Section 3(a)(iii) hereof. "Default" has the meaning set forth in Section 2(c)(ii) hereof.
"Default Period" has the meaning set forth in
Section 2(c)(ii) hereof.
      "Default Rate" means, with respect to any series of the MRP Shares, for any calendar day, the Applicable Rate in effect on such day (without adjustment for any credit rating change on such series of the MRP Shares) plus 5% per annum.

"Default Rate Cure Period" has the meaning set forth in
Section 2(c)(iii) hereof ..

"Dividend Default"  has the meaning set forth in Section
2(c)(ii) hereof.

       "Dividend Payment Date" with respect to any series of the MRP Shares means the first (1st) Business Day of the month next following each Dividend Period.

      "Dividend Period" means, with respect to any series of the MRP Shares, the period from and including the Original Issue Date or other date of the original issuance thereof, as applicable, and ending on and including the next following Quarterly
Dividend Date, and each subsequent period from but excluding a Quarterly Dividend Date and ending on and including the next following Quarterly Dividend Date.
I



"Dividend Rate"  has the meaning set forth in
Section 2(c)(i) hereof.

      "Eligible Assets" means Fitch Eligible Assets (if Fitch is then rating any series of the MRP Shares) and/or Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating any series of the MRP Shares), whichever is applicable.
*

"Fitch" means Fitch Ratings and its successors at law.

      "Fitch Discount Factor" means the discount factors set forth in the Fitch Guidelines for use in calculating the Agency
Discounted Val ue of the Company's assets in connection with Fitch 's ratings then assigned on the Preferred Stock.

      "Fitch Eligible Assets" means the assets of the Company set forth in the Fitch Guidelines as eligible for inclusion in calculating the Agency Discounted Value of the Company 's assets in connection with Fitch's ratings then assigned on any series of the MRP Shares.

       "Fitch Guidelines" mean the guideli nes provided by Fitch, as may be amended from time to time, in connection with Fitch 's rati ngs then assigned on any series of the MRP Shares.


       "Holder" means, with respect to MRP Shares, the registered holder of MRP Shares as the same appears on the share ledger or share records of the Company.

       "Make-Whole Amount" for each MRP Share means, with respect to any MRP Share, an amount equal. to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the MRP Liquidation Preference Amount of such MRP Share over the amount of such MRP Liquidation Preference Amount, provided that the Make-Whole Amount may in no event be less than zero.
For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

       (1)	"Discounted Value" means, with respect to the MRP
Liquidation Preference Amount of any* MRP Share, the amount obtained by discounting all Remaining Scheduled Payments with respect to such MRP Liquidation Preference Amount from their respective scheduled due dates to the Settlement Date with respect to such MRP Liquidation Preference Amount, in accordance with accepted financial practice and at a discount factor (applied quarterly on a Quarterly Dividend
Date) equal to the Reinvestment Yield with respect to such MRP Liq uidation Preference Amount.

       (2)	"Reinvestment Yield" means, with respect to the
MRP Liquidation Preference Amount of any MRP Share, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such MRP Liquidation Preference Amount, on the display designated as "Page PXl" (or such other display as may replace Page PXl) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such MRP Liquidation Preference Amount as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainab e (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such MRP Liquidation Preference Amount, in Federal Reserve Statistical Release
H.15 (or any comparable successor publication) for U.S. Treasury securities ,having a constant maturity equal to the Remaining Average Life of such MRP. Liquidation Preference Amount as of such Settlement Date.

      In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph , such implied., yield will be determined, if necessary, by *
(a) converting U.S:Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable
U.S. Treasury security with the maturity closest to and greater than such Remaini ng Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaini ng Average Life. The Reinvestment Yield shall be rounded to the n umber of decimal pJaces * as appears in the  dividend  rate  of  the
applicable MRP Share.                 .


       (3} "Remaining Average Life" means, with respect to any MRP Liquidation Preference Amount, the number of years
(calculated to the nearest one-twelfth year) that wjll elapse between the Settlement Date with respect to such MRP
Liquidation Preference Amount and the scheduled due date of such Remaining Scheduled Payment.

       (4)	"Remaining Scheduled Payments" means, with
respect to the MRP Liquidation Preference Amount of any MRP Share, all payments of such MRP Liquidation Preference Amount and dividends thereon at the Applicable Rate or the Default Rate (as applicable) as if they were paid on each Quarterly Dividend Payment Date after the Settlement Date with respect to such MRP Liquidation Preference Amount if no payment of such MRP Liquidation Preference Amount were made prior to the respective Term Redemption Dates, provided that if such Settlement .Date is not a Quarterly Dividend Payment Date, then the amount of the next succeeding scheduled dividend payment will be red uced by the amount of dividends accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 3.

       (5)	"Settlement Date" means, with repect to the MRP
Liquidation Preference Amount of any MRP Share, the date on which such MRP Liquidation Preference Amount is to be prepaid pursuant to Section 3.

"Mandatory Redemption Date" has the meaning set forth in
Section 3(a)(iv) hereof.

       "Market Value" means the market value of an asset of the Company determined as follows: equity securities for which market quotations are available are valued at the last reported sales price or official closing price on the primary market or exchange on which they trade. Fixed income securities and certain derivative instruments are typically the prices supplied by independent third party pricing services, which may use market prices or broker/dealer quotations or a variety of valuation techniq ues and methodologies. Short-term fixed income securities that .will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not eflect an investment's fair value. If independent third party pricing services are unable to supply prices for a portfolio investment, or if the prices supplied are deemed by the manager to be unreliable, the market price may be determined by the Company 's investment ad viser using quotations from one or more broker/dealers or at the transaction price if the security has recently been purchased and no value has yet been obtained from a pricing service or pricing broker. When reliable prices are not readily available, such as when the val ue of a security has been significantly affected by events after the close of the exchange or market on which the security is princi pally traded, but before the Company calculates its net asset val ue, the Company val ues these securities as determined i n accordance with procedures approved by the Company 's Board of Directors. The Company uses val uation techniques to measure fair val ue that are consistent with the n:iarket approach and/or income approach, depending on the ty pe of security and the particular circumstance. The market approach uses prices and other relevant i nformation generated by market transactions i n vol ving identical or comparable securities. The income approach uses val uation techniques to discount estimated future cash flows to present val ue "MGCL" has the meaning set forth in Section 5(a) hereof.


       "MRP Liquidation Preference Amount" means for the MRP
Shares, liquidation preference, $100,000.00 per share.

       "MRP Shares" means the Series E Mandatory Redeemable
Shares, the Series F Mandatory Redeemable Shares and the Series G
Mandatory Redeemable Shares of  the Company.

       "MRP Shares Asset Coverage" means asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, as in effect on the date of issuance of the MRP Shares, of at least 225% with respect to all outstanding Senior Securities and Preferred Stock, including all outstanding MRP Shares, determined on the basis of values calculated as of a time within 48 hours next preceding the time of such determination.

       "MRP Shares Basic Maintenance Amount" means, so long as Fitch or any Other Rating Agency is then rating any series of the Outstanding MRP Shares, the maintenance of Eligi_ble Assets with an aggregate. Agency Discounted Value at least equal to the basic maintenance amount required by each Rating Agency under its respective Rating Agency Guidelines, separately determined.

"1940 Act" means the Investment Company Act of 1940, as amended from time to time.

"1940 Act Majority" has the meaning set forth in Section 4(f) hereof.
'
"Notice of Redemption" is defined in Section 3(b).

"NRSRO" means a nationally recognized statistical ratings organization.

"Original Issue Date" means June 11, 2015.

       "Other Rating Agency" means each NRSRO, if any, other than Fitch then providing a rating for any series of the MRP Shares pursuant to the request of the Company.

       "Other Rating Agency Discount Factor" means the discount factors set forth in the Other Rating Agency Guidelines of each Other Rating Agency for use in calculating the Agency Discounted Val ue of the Company's assets in connection with the Other Rating Agency's rating of any series of the MRP Shares.

       "Other Rating Agency Eligible Assets" means assets of the Company designated by any Other Rating Agency as eligible for inclusion in calculating the Agency Discounted Value of the Company's assets in connection with such Other Rating Agency's rating of any series of MRP Shares.

       "Other Rating Agency Guidelines" means the guidelines provided by each Other Rating Agency, as may be amended from ti me to time, in connection with the Other Rating Agency's rating of any series of MRP Shares.


   .   "Outstanding" or  "outstanding" means, with respect to a
series of MRP Shares, as of any date, the MRP Shares of such series theretofore issued by the Company except, without duplication, any MRP Shares of such series theretofore canceled
, redeemed or repurchased by the Company, or with respect to which the Company has given notice of redemption and irrevocably deposited with the Paying Agent sufficient funds to redeem such MRP Shares. Notwithstanding the foregoing, (A) for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any of the MRP Shares to which the Company or any Affiliate of the Company shall be the Holder shall be disregarded and not deemed outstanding, and
(B) for purposes of determining the MRP Shares Basic Maintenance *Amount, MRP Shares held by the Company shall be disregarded and not deemed outstanding but shares held by any Affiliate of the Company shall be deemed outstanding.

"Parity Shares"  is defined in Section 4(f)(iv).

"Paying Agent" sha1l have the meaning set forth in the Securities Purchase Agreement.

       "Person" or "person" means and i ncl udes an individual, a corporation, a partnershi p, a trust, a company, an unincorporated association, a joint venture 9r other entity or a government or any agency or political subdivision thereof.

       "Preferred Stock" means the shares of preferred stock, par value $0.001 per share, including the MRP Shares, of the Company from time to time.

       "Quarterly Dividend Date" means the 15th day of each February, May, August and November.

       "Rating Agency" means each of Fitch (if Fitch is then rating MRP Shares) and any Other Rating Agency.

      "Rating Agency Discount Factor" means the Fitch Discount
Factor (if Fitch is then rating Preferteq Stock) or an Other
Rating Agency Discount Factor, whichever is applicable.

      "Rating Agency Guidelines" mean Fitch Guidelines (if Fitch is then rating MRP Shares) and any Other Rati ng Agency
Guidelines (if any  Other Rating  Agency  is  then  rating MRP
Sares), whichever is applicable.

"Redemption Date" has the meaning set forth in Section
2(c)(ii) hereof. "Redemption Default" has the meaning set forth in Section 2(c)(ii) hereof. "Restricted
Payment Covenant" has the meaning set forth in Section
4(f)(iii) hereof.
       "Securities Purchase Agreement" means the Securities
Purchase Agreement dated as of June 11, 2015, as amended from time to time, of the Company in respect of the MRP Shares.


      "Senior Securities" means indebted11ess for orrowed money of the Company including, without limitatfon, the CEM Notes; bank borrowings and (without duplication). other indebtedness of the Company within the meaning of Section 18 of the 1940 Act.

      "Series E Applicable Rate" means 352% per annum, as adjusted (if applicable) in accordance with Section 2(c)(i) hereof.

      "SeriesF Applicable Rate" mea:ris 4.16% per annum, as adjusted (if applicable) in accordance with Section 2(c)(i) hereof.

      "Series G Applicable Rate" means 4.26% per annum, as adjusted (if applicable) in accordance with Section 2(c)(i) hereof.

"Special Proviso"  shall have the meaning set forth in
Section 3(a)(iv).

"Term  Redemption   Date"   means   (i) June 11,  2021  for
the  Series E  MRP  Shares,
(ii) June 11, 2025 for the  Series F MRP Shares and  (iii) June
11, 2027 for the  Series G MRP Shares.

       "Valuation Date" means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the first Valuation Date may occur on any other date established by the Company ; provided, further, however, that such first Valuation Date shall be not more than one week from the date on which MRP Shares initially are issued.

"Voting Period" shall have the meaning set forth in Section
4(b) hereof.

SECTION  13.	INTERPRETATION.

      References to sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs are to such sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs contained herein, unless specifically identified otherwise.

      SECOND: The MRP Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

      THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote req uired by law.

      FOURTH: The undersigned President and Chief Executi ve Officer of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and , as to all matters or facts req uired to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, i nformation and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


[SIGNATURE PAGE FOLWWS]






       IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its
Assistant Secretary on this             day of June, 2015.
:--:	L.     PP,FUNDINC.
....... -	- ** l,4	AL)
ame: Kenneth D. Fuller
Title:  Chairman, President and
Chief Executive Officer



























cusr-io;-00032&150&
WORK ORDER:0004484086
DATE:06-11-2015 10:41 AM
AMT. PAID:$590.00











[Signature Page to Articles Supplementary]